IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

DJSP ENTERPRISES, INC. f/k/a
CHARDAN 2008 CHINA
ACQUISITION CORP.,	CASE NO.:

Plaintiff,

v.

MCGLADREY & PULLEN, LLP, and
GRANT THORNTON, LLP.

Defendants.
__________________________________________/

COMPLAINT AND DEMAND FOR JURY TRIAL

Plaintiff, DJSP ENTERPRISES, INC. f/k/a CHARDAN 2008 CHINA ACQUISITION CORP. by and through undersigned counsel, hereby sues Defendants, MCGLADREY & PULLEN, LLP, and GRANT THORNTON, LLP (collectively, “Defendants”), as follows:

THE PARTIES, JURISDICTION AND VENUE

1.           This Court has jurisdiction of this matter given that the amount in controversy exceeds the sum or value of $15,000.00, exclusive of costs, interest and reasonable attorneys’ fees.

2.           Plaintiff DJSP ENTERPRISES, INC. f/k/a CHARDAN 2008 CHINA ACQUISITION CORP. (“Plaintiff” or “DJSP”) is a British Virgin Islands company with its principal place of business in Broward County, Florida.

3.           Defendant MCGLADREY & PULLEN, LLP (“McGladrey”) is an Iowa limited liability partnership with its principal place of business in Bloomington, Minnesota.  McGladrey has Florida partners, maintains offices throughout the State of Florida, and is therefore a citizen of the State of Florida.

4.           Defendant GRANT THORNTON, LLP (“Grant Thornton”) is an Illinois limited liability partnership with its principal place of business in Tampa, Florida.  Grant Thornton has Florida partners, maintains offices throughout the State of Florida, and is therefore a citizen of the State of Florida.

5.           This Court has jurisdiction over Defendants pursuant to Fla. Stat. §§ 48.193(1)(a), (b), (c) and (g) and 48.193(2).  Defendants have Florida partners, are doing business in the State of Florida, have engaged in substantial business activities in the State of Florida by establishing numerous offices throughout the State, and have caused injury to Plaintiff in Florida.

6.           The causes of action alleged in this Complaint arose and accrued in Broward County, Florida, and, upon information and belief, Defendants each maintain offices located in Broward County, Florida.  Therefore, venue is proper under Fla. Stat. §§ 47.011 and 47.051.

7.           All conditions precedent to the commencement of this action have occurred, or have been performed, excused, satisfied or waived.

GENERAL ALLEGATIONS

Summary

8.           McGladrey and Grant Thornton are both professional financial and accounting firms.  This cause of action is based on the failure of Defendants to act with due professional care in preparing and reviewing financial statements and reports on which DJSP relied prior to entering into a multi-million dollar business transaction with the Law Offices of David J. Stern (“DS Law”), Stern Holdings Company-DS, Inc. f/k/a Default Servicing, Inc. (“DSI”), Stern Holding Company-PT, Inc. f/k/a Professional Title and Abstract Company of Florida, Inc. (“PTA”), and David J. Stern (“Stern”) (collectively referred to herein as “Sellers”).  Such negligence by these Defendants resulted in substantial damages to Plaintiff.

The Transaction

9.           On December 10, 2009, DSJP (f/k/a Chardan 2008 China Acquisition Corp.) entered into a Master Acquisition Agreement and other related agreements (the “Transaction”), to acquire the non-legal mortgage foreclosure processing business of DS Law, the related service operations and other non-legal residential real estate foreclosure related businesses owned by Stern (the “Target Business”). Under the Transaction, Stern was paid, inter alia, nearly $60 million in cash and the Target Business was converted into a publicly traded company through DJSP.

10.         On January 15, 2010, the Transaction closed and Chardan 2008 changed its name to DJSP Enterprises, Inc., in connection therewith.

11.         The business operations conducted by the Target Business and acquired by DSJP through the Transaction, included, without limitation, foreclosure processing services, title services, non-legal bankruptcy services, eviction services, REO closing and liquidation services, loss mitigation, monitoring services and non-legal litigation services. The foregoing services are ancillary to the residential real estate foreclosure process services of DJSP’s subsidiary DJS Processing, LLC (“DJS, LLC”).  DJS, LLC provided these services for its sole customer, DS Law.

Professional Malpractice by McGladrey

12.         In approximately September 2009, McGladrey was retained by DJS Processing Division and its Combined Affiliates to conduct a review and audit of DS Law’s and the Target Business’ combined financial statements prepared in anticipation of the Transaction. McGladrey also evaluated the financial model and revenue recognition policies of DS Law and the Target Business.

13.         Pursuant to the September 28, 2009 initial engagement letter (“McGladrey Initial Engagement Letter”), the services to be provided by McGladrey included, without limitation, the following:

[A]n audit of the DJS Processing Division and its Combined Affiliates . . . carve-out combined financial statements, which include the non-legal services division of [DS Law] and the financial statements of Default Servicing, Inc. and Professional Title and Abstract Company of Florida, Inc. . . . as of and for the years ended December 31, 2006, 2007 and 2008.
. . . .

[F]orming and expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the owner are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

See McGladrey Initial Engagement Letter, p. 1.  A true and correct copy of the McGladrey Initial Engagement Letter is attached hereto as Exhibit “A.”

14.         In or around September 11, 2009, DJSP was provided with McGladrey’s Independent Auditor’s Report (“Audit Report”) on the Target Business, upon which DJSP relied in structuring and entering into the Transaction.  The Audit Report failed to identify that the financial statements prepared by the Target Business’ management recognized revenue inaccurately based on its flawed revenue recognition policy.

15.         The revenue recognition model utilized by the Target Business in preparing its financial statements estimated that it took 240 days to process a foreclosure file. As an illustration, the financial model recognized revenue from foreclosure services as follows: (1) 77.5% of revenues were recognized within 52 days of the initiation of the foreclosure process; (2) 17.5% was recognized within 53 - 180 days; and (3) the final 5% was recognized within 181 - 240 days.

16.         The revenue recognition principles of GAAP require revenue to be recorded in the period it is earned regardless of when it is billed or when cash is received. Thus, the flat fees generally received by DS Law and the Target Business for a client’s foreclosure services were to be properly realized at various intervals depending on the length of time each file was in progress.  Accordingly, the revenue recognition model used by the Target Business was fundamentally flawed because, in reality, the average time to process a foreclosure file was over 400 days in 2008, over 600 days in 2009, and in 2010, the average processing time increased to over 800 days.

17.         As a result of the glaringly inaccurate facts on which the financial model was based, DS Law and the Target Business’ revenues were realized prematurely resulting in grossly overstated earnings.

18.         McGladrey negligently failed to identify that the revenue recognition model was not based in reality and that, in fact, as of September 2009, when it issued its Audit Report, it took well over 240 days for a foreclosure file to come to completion.

19.         McGladrey failed to employ reasonable skill and prudence in reviewing the revenue recognition model upon which the financial statements of DS Law and the Target Business were based.  As a result, the audit conducted by McGladrey failed to identify that the revenue recognition policies utilized by DS Law and the Target Business resulted in grossly overstated revenues and earnings.

20.         McGladrey knew or should have known, as it was reasonably foreseeable, that the Audit Report would be relied upon by DJSP in its decision to enter into the Transaction.   Indeed, in the McGladrey Initial Engagement Letter, McGladrey anticipated that the Audit Report was going to be included in a filing with the SEC, and thus publicly available.  See McGladrey Initial Engagement Letter, Exhibit “A,” p. 2.

Professional Malpractice by Grant Thornton

21.         In June 2009, the consulting and auditing firm Grant Thornton, LLP was retained by DJSP to perform financial due diligence services with regard to DS Law, the Target Business, and the Transaction.

22.         Pursuant to the engagement letter dated June 16, 2009 (“Grant Thornton Engagement Letter”), Grant Thornton was obligated to perform financial due diligence on numerous financial aspects of DS Law and the Target Business, including their policies for recording “work in process” and revenue recognition. The services to be provided by Grant Thornton with respect to revenue recognition and “work in process” included, without limitation, the following: (1) analyzing revenue by category during the period; (2) commenting on the seasonality of revenue; (3) analyzing deductions from gross revenue, if any; (4) considering the appropriateness of the revenue recognition policies adopted; (5) obtaining an understanding of [DS Law’s] policy for recording work in process and unbilled fixed-fee arrangements; (6) commenting on the appropriateness of the policies adopted; and (7) obtaining a summary schedule of work in process. See Grant Thornton’s Engagement Letter dated June 16, 2009, Appendix A, “Work Plan.”  A true and correct copy of the Grant Thornton Engagement Letter is attached hereto as Exhibit “B.”

23.         In or around September 16, 2009, Grant Thornton provided a financial due diligence report (“Financial Due Diligence Report”) to DJSP, upon which DJSP relied in structuring and entering into the Transaction.

24.         In preparing its Financial Due Diligence Report, Grant Thornton reviewed documents provided by the Sellers and their management team and the flawed financial model utilized in the financial statements of DS Law and the Target Business.

25.         However, in conducting its financial due diligence of DS Law, the Target Business, and the Transaction, Grant Thornton, inter alia, ignored the glaring inaccuracies upon which the financial model was based. Grant Thornton also failed to use reasonable skill and prudence in analyzing the Target Business’ financial model and the appropriateness of the revenue recognition policies adopted by DS Law and the Target Business.  Specifically, on page 49 of the Financial Due Diligence Report, Grant Thornton commented on DS Law and the Target Business’ work in process as follows:

The Financial Model [work in process] calculation reflects the estimated revenue earned on files that are in process but not yet billed or otherwise recognized as income as of the balance sheet date. The financial model has detailed support for the calculation. The calculation is based on the estimated number of open files, the average work steps and time to complete the average file and the average fee per file/case . . . [t]he model also assumes that the average time to complete the file increased from 150 days in prior years to 240 in the current year.

26.         Despite providing an analysis of DS Law and the Target Business’ work in process and revenue recognition policies, Grant Thornton failed to identify that the revenue recognition model was not based in reality and that in fact, as of September 2009, when it issued its Financial Due Diligence Report, it took well over 240 days for a file to come to completion.

27.         DJSP relied upon the analysis performed by both McGladrey and Grant Thornton in proceeding with the Transaction.  At and through the time of the Transaction, DJSP had no knowledge of the flawed revenue recognition model upon which the financial statements of DS Law and the Target Business were based.

28.         It was not until August 2010, when DJSP hired an outside consultant to review its financial and operational model to ascertain why DJSP had failed to achieve expected earnings, that DJSP first became aware that the revenue recognition policies utilized by the Sellers may not have been accurate.

29.         At that time, DJSP questioned McGladrey about the revenue recognition policy used by McGladrey in performing its earlier audit work.  In response to such inquiry, McGladrey assured DJSP that the revenue recognition policies had been thoroughly reviewed by McGladrey and were justifiable and appropriate.  McGladrey provided DJSP with these false assurances without regard to the truth, and for the purpose of concealing its prior negligent work and to lull and mislead DJSP from taking any legal action.

CAUSES OF ACTION

-COUNT I-
PROFESSIONAL MALPRACTICE and PROFESSIONAL NEGLIGENCE
(By DJSP against McGladrey)

30.         DJSP incorporates each every allegation in paragraphs 1 through 20 and 27 through 29 above, as though fully set forth in this Count.

31.         McGladrey was hired by DJSP to perform certain auditing services in anticipation of the Transaction.

32.         McGladrey knew that the services it performed would be relied on by DJSP in its decision to enter into and move forward with the Transaction.  It was clearly foreseeable and intended by McGladrey that DJSP would rely on the audit conducted by McGladrey in deciding to enter into and move forward with the Transaction.

33.         At all relevant times, McGladrey owed a duty to DJSP to use such skill, prudence, and diligence as other reasonable and competent members of the accounting and financial consulting professions commonly possess and exercise in performing the professional services set forth in paragraphs 12 through 20, above.

34.         McGladrey breached its duties to DJSP by failing to exercise due professional care in performing accounting, auditing, and professional services. In particular, McGladrey negligently failed to identify the flawed revenue recognition policy which formed the basis of the erroneous financial statements it audited.

35.         These violations of the duty of care owed to DJSP have proximately caused DJSP to suffer substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendant McGladrey & Pullen, LLP for: 1) compensatory, consequential and actual damages; and 2) such other and further relief as is just and proper.

-COUNT II-
PROFESSIONAL MALPRACTICE and PROFESSIONAL NEGLIGENCE
(By DJSP against Grant Thornton)

36.         DJSP incorporates each every allegation in paragraphs 1 through 11 and 21 through 29 above, as though fully set forth in this Count.

37.         Grant Thornton was hired by DJSP to perform financial analysis and to conduct due diligence regarding DS Law and the Target Business in anticipation of the Transaction.

38.         Grant Thornton knew that the services it performed for DJSP would be relied on by DJSP in its decision to enter into the Transaction. It was clearly foreseeable and intended by Grant Thornton that DJSP would rely on the Financial Due Diligence Report created by Grant Thornton and provided to DJSP prior to the closing of the Transaction.

39.         At all relevant times, Grant Thornton owed a duty to DJSP to use such skill, prudence, and diligence as other reasonable and competent members of the accounting and financial consulting professions commonly possess and exercise in performing the services described in paragraphs 21 through 26,  above.

40.         Grant Thornton breached its duties to DJSP by failing to exercise due professional care in performing its accounting and financial professional services. In particular, Grant Thornton negligently failed to identify the flawed revenue recognition policy which formed the basis of the erroneous financial statements relied on by DJSP.

41.         These violations of the duty of care owed to DJSP have proximately caused DJSP to suffer substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendant Grant Thornton, LLP. for: 1) compensatory, consequential and actual damages; and 2) such other and further relief as is just and proper.

-COUNT III-
BREACH OF CONTRACT
(By DJSP against McGladrey)

42.         Plaintiff incorporates each every allegation in paragraphs 1 through 20 and 27 through 29 above, as though fully set forth in this Count.

43.         Pursuant to the McGladrey Engagement Letter dated September 28, 2009, McGladrey was hired by DJSP to perform certain auditing services in anticipation of the Transaction.

44.         The services to be provided by McGladrey under the McGladrey Initial Engagement Letter included, without limitation, the following:

[A]n audit of the DJS Processing Division and its Combined Affiliates . . . carve-out combined financial statements, which include the non-legal services division of [DS Law] and the financial statements of Default Servicing, Inc. and Professional Title and Abstract Company of Florida, Inc. . . . as of and for the years ended December 31, 2006, 2007 and 2008.
. . . .

[F]orming and expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the owner are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

See McGladrey Initial Engagement Letter dated September 28, 2009.

45.         McGladrey breached its obligations under the McGladrey Initial Engagement Letter by failing to adequately provide the services it contracted to provide as listed above and including, without limitation, failing to identify the flawed revenue recognition policy which formed the basis of the erroneous financial statements relied on by DJSP in proceeding with the Transaction.

46.         McGladrey’s breaches of the McGladrey Initial Engagement Letter have proximately caused DJSP to suffer substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendant McGladrey & Pullen, LLP for: 1) compensatory, consequential and actual damages; and 2) such other and further relief as is just and proper.

-COUNT IV-
BREACH OF CONTRACT
(By DJSP against Grant Thornton)

47.         Plaintiff incorporates each every allegation in paragraphs 1 through 11 and 21 through 29 above, as though fully set forth in this Count.

48.         Pursuant to the Grant Thornton Engagement Letter dated June 16, 2009, Grant Thornton was hired by DJSP to conduct the financial due diligence regarding DS Law and the Target Business in anticipation of the Transaction.

49.         The services to be provided by Grant Thornton under the Grant Thornton Engagement Letter included, without limitation, the following: (1) analyzing revenue by category during the period; (2) commenting on the seasonality of revenue; (3) analyzing deductions from gross revenue, if any; (4) considering the appropriateness of the revenue recognition policies adopted; (5) obtaining an understanding of DS Law’s policy for recording work in process and unbilled fixed-fee arrangements; (6) commenting on the appropriateness of the policies adopted; and (7) obtaining a summary schedule of work in process. See Grant Thornton’s Engagement Letter.

50.         Grant Thornton breached its obligations under the Grant Thornton Engagement Letter by failing to adequately provide the services it contracted to provide above and specifically, by failing to identify the flawed revenue recognition policy which formed the basis of the erroneous financial statements relied on by DJSP in proceeding with the Transaction.

51.         Grant Thornton’s breaches of the Grant Thornton Engagement Letter have proximately caused DJSP to suffer substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendant Grant Thornton, LLP for: 1) compensatory, consequential and actual damages; and 2) such other and further relief as is just and proper.

DEMAND FOR JURY TRIAL

Plaintiff demands trial by jury on all issues so triable by jury under the laws of the State of Florida.

ATTORNEYS’ SIGNATURES ON FOLLOWING PAGE

Respectfully submitted,

Zarco Einhorn Salkowski & Brito, P.A.
Counsel for Plaintiff
Miami Tower
100 S.E. 2nd Street, Suite 2700
Miami, Florida 33131
Telephone: (305) 374-5418
Facsimile: (305) 374-5428

By:
ROBERT ZARCO
Florida Bar No. 502138
ROBERT M. EINHORN
Florida Bar No. 858188
KAARI GAGNON
Florida Bar No. 046106
DEVONA A. REYNOLDS
Florida Bar No. 070409

DATED: January 3, 2012.